RENNOVA HEALTH postpones special meeting of stockholders

to May 2, 2018

WEST PALM BEACH, Fla. (April 17, 2018) – Rennova Health, Inc. (OTCQB: RNVA), (OTCQB: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that recently announced the acquisition of its second Rural Hospital, today announces the postponement of its Special Meeting of Stockholders to May 2, 2018 at 11:00 a.m. Eastern time at the offices of Shutts & Bowen LLP, 525 Okeechobee Boulevard, Suite 1100, West Palm Beach, FL 33401. The record date of March 12, 2018 remains unchanged. This Special Meeting was originally scheduled for April 18, 2018.

“Stockholder approval of the proposed increase in authorized common shares plus the ability to enact a reverse stock split is critical for the company going forward,” stated Seamus Lagan, President and Chief Executive Officer of Rennova adding “Should any of the company’s convertible debt or preferred stock holders elect to exercise or convert their shares, the company currently does not have sufficient shares to meet those obligations.”

“The agreements under which many of the convertible debt and preferred stock securities were issued require the company to seek an increase in the number of authorized shares of common stock to accommodate all of the possible issuances,” noted Mr. Lagan.

If you have already voted and wish to change your vote or if you are ready to vote your shares now, please call our proxy solicitor, Advantage Proxy toll free at 1-877-870-8565 for assistance.

The Special Meeting is for the following purposes:

1.	To approve an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.01 per share, at a specific ratio within a range of 1-for-50 to 1-for-300, and to grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse stock split any time before March 1, 2019, subject to the Board of Directors’ discretion to abandon such amendment;

2.	To approve an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 500,000,000 to 3,000,000,000 shares;

3.	To approve the Company’s new 2018 Incentive Award Plan;

4.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 and 3; and

5.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

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